Exhibit 5.1

August 23, 2018

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Associate General Counsel and Corporate Secretary of Baxter International Inc., a Delaware corporation (the “Company”), and have advised the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and sale from time to time of (i) common stock, par value $1.00 per share, of the Company (the “Common Stock”), (ii) preferred stock, no par value, of the Company, in one or more series and with such preferences, limitations, terms and relative rights as may be designated by the Board of Directors or an authorized committee thereof from time to time (the “Preferred Stock”), (iii) senior debt securities in one or more tranches, which may be convertible or exercisable for other securities of the Company (the “Debt Securities”), (iv) warrants representing rights to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”) and (v) units of the Company comprised of two or more securities in any combination (the “Units”, and, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”) pursuant to Rule 415 of the Act.

The Debt Securities are to be issued under an indenture (the “Indenture”), dated as of August 8, 2006 and as supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”), with certain terms of the Debt Securities to be established by certain officers of the Company who have been or will be authorized by its Board of Directors to do so, as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities. The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”). I, or attorneys under my supervision, have examined or are otherwise familiar with the Amended and Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended and restated, the Registration Statement, the Indenture and such other documents, records and instruments as I have deemed necessary for the purposes of this opinion.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. I also have assumed that the Indenture is the valid and binding obligation of the Trustee.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming the Registration Statement has become effective under the Act, it is my opinion that:

1. The Common Stock will be validly issued, fully paid and non-assessable at such time as: (a) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation (as may be subsequently amended from time to time in accordance with its terms, the “Amended Charter”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance; and (b) the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors (or any authorized committee thereof) which is not less than the par value thereof.

2. The Preferred Stock will be validly issued, fully paid and non-assessable at such time as: (a) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Amended Charter so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance; (b) a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; and (c) the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors (or any authorized committee thereof) which is not less than the par value thereof.

3, The Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, at such time as: (a) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate corporate action of the Company and assuming that the final terms of the Debt Securities are in compliance with applicable law; (b) the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture or any supplemental indenture upon payment of the agreed-upon consideration therefor; (c) any supplemental indenture establishing the final terms of the Debt Securities has been duly authorized, executed and delivered; and (d) the consideration set forth in any prospectus supplement for the Debt Securities has been received by the Company.

4. The Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, at such time as: (a) the terms of the Warrant Agreement have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto and assuming that the final terms of the Warrants are in compliance with applicable law; (b) the Warrants have been duly executed, authenticated and delivered in accordance with the Warrant Agreement upon payment of the agreed-upon consideration therefor; and (c) the consideration set forth in any prospectus supplement for the Warrants has been received by the Company.

5. The Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, at such time as: (a) the terms of the Unit Agreement have been duly established and the Unit Agreement has been duly authorized, executed and delivered by the parties thereto and assuming that the final terms of the Units are in compliance with applicable law; (b) the Units have been duly executed, authenticated and delivered in accordance with the Unit Agreement upon payment of the agreed-upon consideration therefor; and (c) the consideration set forth in any prospectus supplement for the Units has been received by the Company.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to myself under the caption “Validity of the Securities” in the prospectus forming part of the Registration Statement. By giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Sincerely,

/s/ Ellen K. McIntosh
Ellen K. McIntosh